ADDENDUM
                                    --------

     THIS ADDENDUM is entered into between PENN OCTANE CORPORATION, a Delaware corporation (hereinafter referred to as "POC") and CPSC INTERNATIONAL, INC., a Texas corporation (hereinafter referred to as "CPSC") and is intended to set forth additional understandings and agreements that have been reached between the parties, as well as clarify that certain prior agreement entered into by the parties in Houston on September 16, 1999 whereby POC obtained options to purchase interests in two 15-mile pipelines in the County of Cameron, State of Texas, and two 7-mile pipelines as well as a transfer terminal in Matamoros, Tamaulipas, Mexico (hereinafter collectively referred to as the "Pipelines and Transfer Terminal Assets"), as well as an interest in the underlying lease documents relating to the Pipelines and Transfer Terminal Assets (including all amendments, modifications, extensions, and renewals thereof) between CPSC and
POC (hereinafter referred to as the "CPSC Agreements" or the "Lease"). The agreement entered into by the parties on 9/16/99 is hereinafter referred to as the "Houston Agreement" and is attached hereto as Exhibit A and incorporated
                                                      ---------
herein  by  reference.

1. Except as modified by this Addendum, the terms used in this Addendum shall have the same meanings as those defined in the Houston Agreement.

2. Except as modified by this Addendum, all of the terms and conditions of the Houston Agreement and the CPSC Agreements, including the POC purchase options contained therein, shall remain in full force and effect and are hereby incorporated by reference. A dispute has arisen between the parties as to whether those certain agreements previously entered into by Cowboy Pipeline
                                  =
Service Company and POC ( namely, the Consulting Services Agreement of May 29, 1998 and the Pipeline Project Management Services Agreement of July 20, 1998, respectively), were superceded by the CPSC Agreements and is otherwise of no further force or effect. In an effort to move forward with this Addendum, the parties agree to try and mediate in good faith a resolution of this dispute, even after this Addendum has been executed. To the extent that the parties are not successful, the issue shall be resolved by binding arbitration pursuant to
Section  20  of  this  Addendum.
-----------

3. CPSC hereby grants to POC the right, until December 15, 1999, to purchase a fifty percent (50%) interest in the Pipelines and Transfer Terminal Assets and the CPSC Agreements (hereinafter collectively referred to as the "POC Interest") for a total purchase price of $3,000,000. To exercise this option, POC must open an escrow account into which
$1,000,000 shall be deposited for the benefit of CPSC on or before December 15, 1999. Said escrow account shall require the joint signatures of representatives of both POC and CPSC for all disbursements made therefrom. For purposes of the escrow account joint signatories, the designated initial representative for POC shall be Jerry Lockett. The designated initial representative of CPSC shall be Eric B. Dubose. The remaining $2,000,000 option amount will be deposited on an as needed basis for Substantial Completion (as defined under the CPSC Agreements) , but in no event shall be deposited later than January 17, 2000, subject to the provisions of Section 6 of this Addendum. CPSC agrees to
===============================================================
cooperate with POC in raising the additional $2,000,000, including the subordination of a fifty percent (50%) interest in the Pipelines and Transfer Terminal Assets and CPSC Agreements to the extent reasonably necessary for POC to raise this additional sum. The parties agree that the $3,000,000 shall be distributed from the escrow account solely for purposes of reaching Substantial Completion (as that term is defined under the CPSC Agreements) of the Pipelines and Transfer Terminal Assets, and that following POC's payment into escrow of the $3,000,000, POC shall have no further obligation to contribute toward the Substantial Completion of the Pipelines and Transfer Terminal Assets or to make any further advancements or investments in same. Until such time as POC pays the $3,000,000 purchase price for the POC Interest, or otherwise obtains an interest in the Pipelines and Transfer Terminal Assets and CPSC Agreements under the
Houston Agreement or the CPSC Agreements, POC shall not be entitled to any rental income under the CPSC Agreements. CPSC warrants and represents that the $3,000,000 will be sufficient to reach Substantial Completion of the Pipelines and Transfer Terminal Assets and to the extent additional monies prove necessary, CPSC will immediately provide said funds without delaying Substantial Completion. Once the purchase price has been paid, the parties agree that POC shall be entitled to receive forty percent (40%) of the gross monthly income generated by the Pipelines and Transfer Terminal Assets, which gross monthly income shall not be subject to offset or deduction, consistent with Section 9 of
                                                                    ---------
this Addendum. In addition to the foregoing, and provided POC successfully and timely raises the $3,000,000 purchase price for the POC Interest (subject to
                                                                     ===========
Section  6  of  this  Addendum),  CPSC  hereby also grants to POC a one (1) year
===============================
option, commencing on the date on which the above escrow is opened, to purchase the remaining fifty percent (50%) of the Pipelines and Transfer Terminal Assets and CPSC Agreements from CPSC for the sum of $6,000,000 (hereinafter referred to as the "POC Option Interest") plus the following consideration: (i) to the extent POC exercises the POC Option within six (6) months of the date on which escrow is opened, CPSC or its assigns shall also be granted 200,000 warrants of POC stock, with a three (3) year life from issuance and a strike price of $4.00 per share; or (ii) to the extent POC exercises the POC Option at any time following six (6) months from the date on which escrow is opened until the one-year anniversary date of the opening of escrow, CPSC shall be granted 300,000 warrants of POC stock, with a three (3) year life from issuance and a strike price of $4.00 per share. POC shall have the option of requiring CPSC to exercise the foregoing warrant, if it has not already done so, when and if POC's shares reach $6.00 per share; provided, however, that POC shall refrain from making the foregoing call for CPSC to exercise its warrants for a period of one
(1) year from the execution date of this Addendum. To the extent POC advances additional funds over the $3,000,000 paid pursuant to this Addendum for Substantial Completion after the date of this Addendum, including advances made after Substantial Completion occurs, whether through the escrow account or not, POC shall have the option to offset that amount against future rent payments or the $6,000,000 POC Option Interest or against any other option granted by CPSC to POC pursuant to the Houston Agreement and/or the CPSC Agreements or to demand reimbursement from CPSC pursuant to Section 12 of this Addendum. In the event

POC  does  not  pay its $3,000,000 option fee as set forth in this Section 3, it
                                                                   ---------
shall retain all other rights and options to purchase as set forth in the Houston and the CPSC Agreements.

4. In the event of a default by POC under its obligations as a lessee in the CPSC Agreements, and except as is otherwise in accordance with the rights and remedies granted POC under those agreements, POC, pursuant to its rights under the Houston Agreement, hereby agrees not to take any action, directly or indirectly, as an owner of the POC Interest, to prevent CPSC from enforcing its rights and remedies against POC in the event of a default by POC under the CPSC Agreements. Nothing contained herein shall preclude POC, as a lessee, from asserting any defenses or counter claims it may have in response to CPSC's claim of default.

5. Except as otherwise specifically agreed to in writing between the parties, CPSC hereby agrees that any and all sums paid by POC to CPSC in exercising any of the options set forth in the Houston Agreement or CPSC's share of any rent paid by POC pursuant to the CPSC Agreements, shall first be applied by CPSC to reduce CPSC's outstanding obligations, if any, owed to any financial institution providing financing or contractors or vendors providing services or materials in connection with the construction of the Pipelines and Transfer Terminal Assets which are the subject of the CPSC Agreements.

6.     CPSC  warrants,  represents,  and  agrees  that  CPSC shall convey to POC and/or its assigns clear, good, and marketable title to the Pipelines and Transfer Terminal Assets and CPSC Agreements, which shall include all permits, easements, and rights of entry required or necessary for the operation of the Pipelines and Transfer Terminal Assets and POC's and/or its assigns' full enjoyment of its share of the Pipelines and Transfer Assets and the CPSC Agreements, free and clear of all liens, charges, and other encumbrances. To the extent that CPSC cannot provide proof reasonably satisfactory to POC and POC
                                          ==========
's counsel that CPSC will be in a position to transfer these interests to POC and/or its assigns in accordance with the foregoing, the parties agree that POC shall be under no obligation to pay, and further, that all POC options under this Addendum, the CPSC Agreements, and/or the Houston Agreement shall continue in effect until forty five (45) days after such time as CPSC is in a position to convey clear title to POC and/or its assigns in accordance with this Section 6.
                                                                      ---------
CPSC  agrees  to  deliver  no later than 12/31/99, in recordable form reasonably
      ==========           ======================                     ==========
satisfactory  to  POC  and  POC's  counsel, a document of conveyance adequate to
                                                                     ===========
convey  to  POC  and/or  its  assigns  clear,  good, and marketable title to the
================================================================================
Pipelines  and  Transfer  Terminal  Assets  and CPSC Agreements pursuant to this
================================================================================
Section  6,  free and clear of all liens, charges, and other encumbrances. Until
=========================================================================  =====
such  time  as  POC  and/or  its  counsel  receives  an  appropriate document of
================================================================================
conveyance  consistent  with  the foregoing, POC shall be under no obligation to
================================================================================
advance  the  additional  $2,000,000  to  CPSC  pursuant  to  Section  3 of this
================================================================================
Addendum.  In  addition to this document of conveyance, CPSC agrees to cooperate
========
with POC and/or its assigns in executing whatever additional documents may be reasonably necessary to effectuate a legal transfer of the Pipelines and

Transfer Terminal Assets and the CPSC Agreements to POC and/or its assigns upon POC's request. CPSC shall fully (100%) indemnify, defend, and hold POC, its affiliates, shareholders, directors, officers, agents, and attorneys harmless from and against any and all third party claims, demands, or liabilities incurred or arising prior to Substantial Completion against the Pipelines and Transfer Terminal Assets and the CPSC Agreements. In connection therewith, CPSC shall reimburse POC for all expenses (including attorneys' fees and expenses) incurred in connection with the investigation of, preparation for, or defense of, any such claim, whether or not POC is actually made a party. Upon POC obtaining a fifty percent (50%) interest in the Pipelines and Transfer Terminal Assets, CPSC and POC shall jointly (50/50) indemnify, defend, and hold the other, its affiliates, shareholders, directors, officers, agents, and attorneys, harmless from and against any and all third party claims, demands, or liabilities incurred or arising after Substantial Completion with respect to the Pipelines and Transfer Terminal Assets and the CPSC Agreements. In connection therewith, each party shall bear fifty percent (50%) of the other party's expenses (including attorneys' fees and expenses) incurred in connection with the investigation of, preparation for, or defense of, any such claim. Upon POC
                                                                        ========
obtaining  a  one  hundred percent (100%) interest in the Pipelines and Transfer
================================================================================
Terminal  Assets, POC shall fully (100%)  indemnify, defend, and hold CPSC,  its
================================================================================
affiliates,  shareholders,  directors, officers, agents, and attorneys, harmless
================================================================================
from  and  against any and all third party claims, demands, or liabilities based
================================================================================
upon  events  occurring  after POC's acquisition of a one hundred percent (100%)
================================================================================
ownership  interest  in  the Pipelines and Transfer Terminal Assets and the CPSC
================================================================================
Agreements.  Notwithstanding  the foregoing, however, neither CPSC nor POC shall
===========
be  obligated to indemnify the other pursuant to this Section 6 for claims based
                                                      ---------
upon the other party's breach of contract, mismanagement, intentional, wilful, or reckless conduct, negligence, and/or omissions, nor shall POC be obligated to
                                                   =============================
indemnify  CPSC  for  any  claims  based  upon  faulty, inadequate, or defective
================================================================================
construction  of  the Pipelines and/or Transfer Terminal Assets. Within ten (10)
===============================================================
days of the execution of this Addendum, CPSC shall deliver to POC and POC's counsel, letters from all financial institutions providing financing to CPSC in connection with the construction of the Pipelines and Transfer Terminal Assets, including but not limited to Bank One, and all other entities to whom CPSC has granted a security interest in the Pipelines and the Transfer Terminal Assets, acknowledging that said financial institutions do not have as of the date of the letter, any outstanding claims against the Pipelines and Transfer Terminal Assets and the CPSC Agreements and further, that said financial institutions waive any and all future claims in said assets pursuant to this Addendum, the Houston Agreement, and/or the CPSC Agreements. CPSC agrees that it shall not encumber the Pipelines and Transfer Terminal Assets and the CPSC Agreements absent POC's prior written approval. In addition to the foregoing, in the event POC and/or its assigns ever acquires 100% of the Pipelines and Transfer Terminal Assets and CPSC Agreements , POC and/or its assigns shall have the option of also requiring CPSC to transfer to POC and/or its assigns 100% of CPSC's outstanding shares of stock in consideration of the POC's (and/or its assigns') payment of $1.00, provided, however, that CPSC shall be entitled to make a third party transfer of any warrants granted pursuant to Section 3 of this Addendum
                                                      ---------
prior  to  the  transfer  of  CPSC's  outstanding  shares.

7. The "Lease Effective Date" as defined under the CPSC Agreements, and as used in the Operating Agreement which is Exhibit C to the CPSC Agreements, is
                                           ---------
hereby clarified to reflect that it commences on that day on which Substantial Completion occurs, rather than that day which is twelve (12) months after the
                     ------  ----
first  day  of  the  month  that  Substantial  Completion  occurs.

The parties acknowledge that pursuant to the CPSC Agreements, CPSC had a Substantial Completion deadline of May 1, 1999, which deadline has not yet been met as of the execution date of this Addendum. The parties hereby waive compliance with the original May 1, 1999 Substantial Completion deadline provided that Substantial Completion is obtained on or before February 1, 2000.
--------  ----
CPSC also waives any and all current claims of breach it may have against POC in connection with or arising under the CPSC Agreements up to the date of this Addendum, including, without limitation, POC's inability to deliver to CPSC a subordination agreement from RZB Bank consistent with the CPSC Agreements.

8. The "Lease Term" as defined under the CPSC Agreements, and as used in the Operating Agreement which is Exhibit C to the CPSC Agreements, is hereby
                                 ----------
clarified to reflect that it shall terminate at the end of the fifteenth (15th) lease year or such earlier date that POC timely exercises its options under this Addendum, the Houston Agreement, and/or the CPSC Agreements and acquires a 100% interest in the Pipelines and Transfer Terminal Assets from CPSC. In no event shall the Lease Term expire earlier than the end of the 15th lease year absent POC's exclusive ownership of the Pipelines and Transfer Terminal Assets.

9. CPSC shall continue to be the Initial Operator pursuant to the CPSC Agreements and to perform all functions and responsibilities and bear all costs and expenses, including insurance and taxes, associated with being the Initial Operator until such time as POC owns a 100% interest in the Pipelines and Transfer Terminal Assets. CPSC represents and warrants that the minimum monthly income generated by the POC Interest (provided that the lessee is not in monetary default in making the lease payments) shall be $62,800. The parties further agree that such operating costs and expenses shall not be used to offset POC's right to receive the greater of $62,800 or forty percent (40%) of the monthly gross income generated from the Pipelines and Transfer Terminal Assets pursuant to Section 3 of this Addendum .
              ----------

10. With regard to the two 7-mile pipelines and the LPG transfer terminal being constructed by CPSC in Matamoros, Tamaulipas, Mexico (hereinafter collectively referred to as the "Mexico Facilities"), the parties hereby confirm and agree that CPSC's construction obligations for the Mexico facilities shall be no greater and no less than those anticipated and specified in the CPSC Agreements.

11. At POC's option, POC may elect to offset the monthly income guaranteed to POC under Paragraph 1 of the Houston Agreement and Section 9 of this Addendum
             -----------                              ---------
against its monthly rental obligations to CPSC under the CPSC Agreements, remitting the difference where the monthly rental amount exceeds the monthly guaranteed income to CPSC. As long as POC is not in monetary default under the Lease, CPSC shall not have the option of withholding any monthly guaranteed income payments owed to POC, as an owner of the Pipelines and Transfer Terminal Assets and the CPSC Agreements, against POC's non-monetary obligations owing to CPSC under the Lease.

12. To the extent that POC has advanced or will advance sums towards the construction of the Pipelines, Transfer Terminal, and/or LPG transfer terminal on either the U.S. or Mexico side in addition to the $3,000,000 required to be provided under Section 3 of this Addendum, CPSC agrees to reimburse POC for such
               ---------
advancements within thirty (30) days of invoicing by POC, and that any advancements not so timely reimbursed shall bear interest on the unpaid balance at Bank of America's prime rate plus 1%. CPSC further agrees that, to the extent that any such advancements remain unreimbursed and due and owing to POC at the time that POC exercises any of its options pursuant to this Addendum, the CPSC Agreements, and/or the Houston Agreement, then, consistent with Section 3 of this Addendum, POC, at POC's election, may apply such unpaid amounts to any purchase or option exercise price. In the alternative, POC shall have the right to apply any sums not timely reimbursed by CPSC pursuant to this Section 12 to
                                                                   ----------
any rental obligations then due and owing by POC to CPSC pursuant to the Lease. These remedies are in addition to any other remedies POC may be entitled pursuant to law. POC agrees to provide to CPSC upon request appropriate reasonable documentation of all expenses for which reimbursement hereunder is sought.

13. CPSC hereby agrees to partially release collateral POC has granted to CPSC to secure its rental obligations under the CPSC Agreements in proportion to POC's percentage ownership interest in the Pipelines and Transfer Terminal Assets to the extent that POC timely exercises its options under this Addendum, the Houston Agreement ,and/or the CPSC Agreements. Thus, for example, to the extent that $1,000,000 worth of collateral has been pledged by POC to secure its obligations to CPSC under the Lease, upon acquisition of a fifty percent (50%) interest in the Pipelines and Transfer Terminal Assets and CPSC Agreement, POC shall be entitled to have fifty percent (50%), or $500,000 worth of said collateral, released by CPSC. In connection with any such release, POC agrees that all of the remaining POC pledged collateral ($500,000 worth in the preceding example), shall secure POC's remaining obligations to CPSC under the Lease and that said collateral shall not be applied to secure POC's lessor interest. The parties agree to work in good faith and in a prompt and timely manner to mutually identify the collateral to be released and to effectively consummate such releases.

14. The parties hereby agree that POC's post-closing indemnification obligations (as the term "Closing" was redefined under the Houston Agreement) pursuant to Section 8.1 of the CPSC Agreements, which shall arise only upon
              ------------
POC's acquisition of an ownership interest in the POC Interest, shall be in proportion to POC's percentage ownership interest in the Pipelines and Transfer Terminal Assets and CPSC Agreements. For example, to the extent that POC owns a 50% interest, then its indemnification obligations shall only be relative to the 50% interest it has acquired.

15. POC shall be under no obligation to assign or pledge its judgment in the International Energy Development Corporation case, also known as Penn Octane
                                                                     -----------
Corporation v. International Bank of Commerce Brownsville (197th District Court,
---------------------------------------------------------
Cameron  County,  Case  No.  94-08-4008-C) to CPSC except as provided under this
Section  15,  and  then it shall only be obligated to assign that portion of the
-----------
judgment necessary to meet the balance then owing toward the appropriate unpaid option purchase price. It is the intention of the parties that, to the extent that POC fails to timely exercise its option under Section 3 of this Addendum to
                                                   ---------
acquire a fifty percent (50%) interest in the POC Interest or fails to come up with the $3,000,000 purchase price on a timely basis, then POC shall still retain an option to acquire a thirty percent (30%) interest in the Pipelines and Transfer Terminal Assets and CPSC Agreements pursuant to the Houston Agreement. To the extent, however, that POC does not pay the $3,000,000 option consideration when due under the Houston Agreement, and provided that at that time the judgment in favor of POC in International Energy Development
                                             ----------------------------------
Corporation  v.  International  Bank  of  Commerce-Brownsville  has  not  been
--------------------------------------------------------------
satisfied, CPSC shall have the right to either: (i) accept from POC an assignment of the unpaid purchase price portion of the judgment as payment in full for the remainder of the purchase price and, upon collection of the judgment, remitting any sums in excess of unpaid purchase price back to POC ,but retaining all interest on the unpaid purchase price pursuant to the judgment interest rate accruing from the date of transfer of the judgment from POC to CPSC until the judgment is collected; or (ii) treating the Houston Agreement as null and void between POC and CPSC, thereby entitling CPSC to enter into other agreements covering the same subject matter with third parties interested in obtaining interests in the Pipelines and Transfer Terminal Assets and CPSC Agreements. To the extent that POC is only able to raise a portion of the $3,000,000 required for either the fifty percent (50%) interest under
Section  3  of  this  Addendum  or  the  thirty percent (30%) interest under the
----------
Houston Agreement and is therefore unsuccessful in obtaining any interest in the Pipelines and Transfer Terminal Assets and the CPSC Agreements, POC shall still have the right to reimbursement from CPSC pursuant to Section 12 of this
                                                              ----------
Addendum for all monies to-date advanced by POC to CPSC towards the purchase of the fifty percent (50%) interest or the thirty percent (30%) interest, as the case may be. Any sum advanced by POC towards the purchase of an interest in the Pipelines and Transfer Terminal Assets and the CPSC Agreements that does not result in POC obtaining an interest in same may also be applied by POC, at POC's option, to the exercise of any other option or purchase right it may have under the Houston and CPSC Agreements.

16. This Addendum may not be amended, altered, or modified except in writing signed by the parties hereto.

17. This Addendum shall be binding upon and shall inure to the benefit of permitted successors and assigns of the parties hereto.

18. In the event of the bringing of any action or suit by a party hereto by reason of any breach of any of the covenants, agreements, or provisions arising out of this Addendum, the prevailing party shall be entitled to recover all costs and expenses of that action or suit, at trial or on appeal, and in collection of judgment, including reasonable attorneys' fees, accounting, and other professional fees resulting therefrom.

19. Except for POC's initial taking of title to the Pipelines and Transfer Terminal Assets and the CPSC Agreements pursuant to Section 6, this Addendum
                                                        ---------
shall not be assignable by either party hereto absent the prior written consent of the other party.

20. Any controversy or claim (other than claims for preliminary injunctive relief or other pre-judgment or equitable remedies) arising our of or relating to this Addendum, including any controversy or claim as to the arbitrability of any controversy or claim and any claim for rescission, shall be settled by binding arbitration in Houston, Texas, in accordance with the then rules of the American Arbitration Association, and judgment upon an award rendered in such arbitration may be entered in any court having proper jurisdiction thereof.

     BOTH  PARTIES  HAVE  READ  AND  UNDERSTAND THIS SECTION 20, WHICH DISCUSSES
                                                     ----------
ARBITRATION. THE PARTIES UNDERSTAND THAT BY SIGNING THIS ADDENDUM, THEY AGREE TO SUBMIT ANY FUTURE CLAIMS ARISING OUT OF RELATING TO, OR IN CONNECTION WITH THIS ADDENDUM, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH, OR TERMINATION THEREOF TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EACH PARTIES' RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE RELATIONSHIP BETWEEN CPSC AND POC. IN THE EVENT ANY DISPUTE IS IN EXCESS OF $10,000, THEN EACH OF THE PARTIES SHALL BE ENTITLED TO PURSUE FORMAL DISCOVERY TO THE EXTENT THEY WOULD OTHERWISE BE ENTITLED IF THE DISPUTE WAS BEFORE THE FEDERAL UNITED STATES DISTRICT COURT IN HOUSTON.

21. This Addendum may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

22.     The  parties  hereby  clarify  that for purposes of notice under Section
                                                                         -------
10.3  of  the  CPSC Agreements, and wherever notice is otherwise required by any
----
other agreement between POC and CPSC, notice to CPSC shall be sent to Eric B. Dubose, President of CPSC, rather than to A.C. Dubose, at the address set forth under Section 10.3, and that notice to POC shall be sent to Jerome Richter,
       -------------
President of POC, at the following new California address: 77530 Enfield Lane, Building D, Palm Desert, California 92211.

     EFFECTIVE  the  ______  day  of  _________________,  1999.

"POC"                            "CPSC"
PENN  OCTANE  CORPORATION,       CPSC  INTERNATIONAL,  INC.,
a  Delaware  corporation         a  Texas  corporation
By: /s/ Jerome Richter           By: /s/ Eric B. Dubose
    -------------------------        -----------------------
    Jerome  Richter                  Eric  B.  Dubose
Title:     President             Title:  President

By:__________________________    By:_______________________
Title:_______________________    Title:____________________